Exhibit 10.4

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of February 8, 2018 by each of InnoHold, LLC, a Delaware limited liability company (“InnoHold”), Terry Pearce (“Terry”) and Tony Pearce (“Tony” and together with Terry, the “Founders” and collectively with InnoHold, the “Sellers”), in favor of and for the benefit of Global Partner Acquisition Corp., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Purple Innovation, Inc.” (including any successor entity thereto, “Parent”), Purple Innovation, LLC, a Delaware limited liability company (including any successor entity thereto, the “Company”), and each of Parent’s and/or the Company’s respective present and future Affiliates, successors and direct and indirect Subsidiaries (collectively with Parent and the Company, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (defined below).

WHEREAS, on November 2, 2017, Parent, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), the Company, InnoHold and Global Partner Sponsor I LLC, a Delaware limited liability company, in its capacity under the Merger Agreement as the Parent Representative (the “Parent Representative”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and a result of which, among other matters, all of the issued and outstanding membership interests of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the Merger Consideration;

WHEREAS, on January 8, 2018, the parties to the Merger Agreement amended certain provisions therein;

WHEREAS, the Company is in the business of (i) designing and manufacturing comfort technology products worldwide to improve how people sleep, sit, and stand, including mattresses, pillows, platform bases and cushions, and (ii) marketing, licensing and selling its products worldwide through direct-to-consumer, traditional retail channels and partnerships (clauses (i) and (ii), collectively, the “Business”);

WHEREAS, in connection with, and as a condition to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), and to enable Parent to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, Parent has required that the Sellers enter into this Agreement;

WHEREAS, the Sellers are entering into this Agreement in order to induce Parent to consummate the Transactions, pursuant to which the Sellers will directly or indirectly receive a material benefit; and

WHEREAS, InnoHold is the sole member of the Company, and each Founder is a significant equity holder of InnoHold and a director, executive officer and founder of the Company, and each Seller has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

NOW, THEREFORE, in order to induce Parent to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. Each Seller hereby agrees that during the Restricted Period, such Seller will not, and will not permit its Affiliates to, without the prior written consent of Parent (which may be withheld in its sole discretion), anywhere in the world, directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). For purposes of this Agreement: (i) the “Restricted Period” means the period from the Closing until the later of (x) the three (3) year anniversary of the Closing Date and (y) the one (1) year anniversary of the Termination Date; and (ii) the “Termination Date” means with respect to any Seller the date on which such Seller is no longer a director, officer, manager or employee of Parent or any of its Subsidiaries.

(b) Exceptions. Notwithstanding the foregoing: (i) any Seller and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as such Seller and its Affiliates and their respective directors, officers, managers and employees who were involved with the business of the Covered Parties, and the immediate family members of the Seller or its Affiliates, are not involved in the management or control of such Competitor (“Permitted Ownership”); and (ii) the Sellers’ continued ownership, control and operation of EdiZONE, LLC, a Delaware limited liability company (“EdiZONE”), will not be deemed to violate the provisions of this Section 1 so long (A) as the Sellers and EdiZONE comply with the terms and conditions of the Amended and Restated Confidential Assignment and License Back Agreement between EdiZONE and the Company executed November 1, 2017 and effective December 27, 2016 (the “Amended EdiZONE Agreement”) and (B) the Sellers and EdiZONE and their respective Affiliates do not directly or indirectly compete with the Business anywhere in the world other than EdiZONE performing its obligations under its existing third party license agreements as in effect as of the date hereof.

(c) Acknowledgment. Each Seller acknowledges and agrees, based upon such Seller’s own education, experience and training, that (i) such Seller possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) such Seller’s execution of this Agreement is a material inducement to Parent to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which such Seller will receive a substantial direct or indirect financial benefit, and that Parent would not have entered into the Merger Agreement or consummated the Transactions but for such Seller’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and its Subsidiaries and reduce the value of the assets of the Company and its Subsidiaries and cause serious and irreparable injury if such Seller were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) neither such Seller nor its Affiliates have any intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon such Seller to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the world and compete with other businesses that are or could be located in any part of the world, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to such Seller under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

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2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. Each Seller agrees that, during the Restricted Period, such Seller will not, and will not permit its Affiliates to, without the prior written consent of Parent (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of such Seller’s or its Affiliate’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, a Seller and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from such Seller or its Affiliate (or other Person whom such Seller or its Affiliate is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of such Seller or its Affiliate (or such other Person whom such Seller or its Affiliate is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, (A) if the relevant time of determination is before the Termination Date, as of such date of determination or during the one (1) year period preceding such date and, (B) if the relevant time of determination is after the Termination Date, as of the Termination Date or during the one (1) year period preceding the Termination Date; provided, that Covered Personnel will not include (i) any Founder’s spouse, child or grandchild or a spouse of a Founder’s child or grandchild, (ii) Casey McGarvey if such individual’s employment with the employing Covered Parties has already been terminated at least three months prior to being hired by a Seller or its Affiliate and such individual is not released from any non-competition, non-solicitation, confidentiality, assignment of intellectual property or similar protective covenants on behalf of any Covered Party and (iii) any individual who is terminated by its employing or engaging Covered Parties at least three months prior to being hired by a Seller or its Affiliate, so long as the Sellers comply with their respective obligations hereunder with respect to such individual during such three month post-termination period.

(b) Non-Solicitation of Customers and Suppliers. Each Seller agrees that, during the Restricted Period, such Seller will not, and will not permit its Affiliates to, without the prior written consent of Parent (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of such Seller’s or its Affiliate’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, (A) if the relevant time of determination is before the Termination Date, as of such date of determination or during the one (1) year period preceding such date and, (B) if the relevant time of determination is after the Termination Date, as of the Termination Date or during the one (1) year period preceding the Termination Date. Notwithstanding the foregoing, EdiZONE may continue to perform its obligations under its existing third party license agreements as in effect as of the date hereof, even with respect to Covered Customers, in accordance with the terms and conditions of the Amended EdiZONE Agreement.

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(c) Non-Disparagement.

(i) Each Seller agrees that from and after the Closing Date, such Seller will not, and will not permit its Affiliates to, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral public statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c)(i) shall not restrict such Seller or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by such Seller or its Affiliate against any Covered Party under this Agreement, the Merger Agreement or any other Related Document that is asserted in good faith.

(ii) Parent agrees that from and after the Closing Date, Parent’s officers and directors will not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral public statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of any Seller. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c)(ii) shall not restrict Parent’s officers or directors from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by a Covered Party against any Seller under this Agreement, the Merger Agreement or any other Related Document that is asserted in good faith.

3. Confidentiality. From and after the Closing Date, each Seller will, and will cause its Representatives to (but with respect to its controlling Affiliates, only to the extent it is able), keep confidential and not (except, if applicable, in the performance of such Seller’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Parent (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where such Seller can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of such Seller or any of its Representatives; (iii) is already in the possession of such Seller at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by such Seller’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) such Seller cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, such Seller and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). Notwithstanding the foregoing, Sellers may disclose information to EdiZONE and EdiZONE’s third party licensees consistent with the Amended EdiZONE Agreement and as required by the underlying EdiZONE third-party licenses, so long as the Sellers have obtained (subject to customary terms and conditions to the extent EdiZONE and the third party licensees are not already subject to confidentiality obligations directly to the Sellers or indirectly through EdiZONE) and enforce (directly or indirectly through EdiZONE) strict confidentiality obligations against EdiZONE and such third party licensees with respect to such information consistent with the requirements of the terms and conditions of the Amended EdiZONE Agreement. For the avoidance of doubt, nothing herein imposes (i) liability to the Sellers to the extent that any such confidential information has previously been provided to EdiZONE or its third party licensees prior to the date of this Agreement (so long as the Sellers enforce confidentiality obligations with respect to such information from and after the date of this Agreement) or (ii) an obligation onto Sellers to obtain or seek stricter obligations of confidentiality from existing third party licensees of EdiZONE than what already exists in their respective license agreements.

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4. Representations and Warranties. Each Seller hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) such Seller has full power and capacity to execute and deliver, and to perform all of such Seller’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of such Seller’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which such Seller is a party or otherwise bound. By entering into this Agreement, each Seller certifies and acknowledges that such Seller has carefully read all of the provisions of this Agreement, and that such Seller voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of the Sellers contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Each Seller agrees that, in the event of any breach or threatened breach by such Seller of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Related Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which each Seller expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. Each Seller hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. Each Seller hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with such Seller) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve a Seller of any obligation or liability arising from any breach by such Seller of this Agreement during the Restricted Period. Each Seller further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which such Seller is in violation of any provision of such Sections.

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7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent (or any other Covered Party), to:		with a copy (that will not constitute notice) to:
Purple Innovation, Inc.		Ellenoff Grossman & Schole LLP
123 E. 200 N.		1345 Avenue of the Americas, 11th Floor
Alpine, UT 84004		New York, New York 10105
Attn:	Casey McGarvey	Attn:	Douglas Ellenoff, Esq.
Email:	casey@onpurple.com		Stuart Neuhauser, Esq.
		Facsimile No.:	(212) 370-7889
and		Telephone No.:	(212) 370-1300
		Email:	ellenoff@egsllp.com
Global Partner Sponsor I LLC			sneuhauser@egsllp.com
c/o Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn:	Douglas Ellenoff, Esq.
Stuart Neuhauser, Esq.
Fax:	(212) 370-7889
Tel:	(212) 370-1300
Email:	ellenoff@egsllp.com
sneuhauser@egsllp.com

If to any Seller, to:		With a copy to (which shall not constitute notice):

InnoHold, LLC		Dorsey & Whitney LLP
123 E. 200 N.		111 S. Main St., Suite 2100
Alpine, UT 84004		Salt Lake City, UT 84111
Attn:	Casey McGarvey	Attn:	Nolan S. Taylor
Email:	casey@onpurple.com	E-mail:	taylor.nolan@dorsey.com
		Fax:	(801) 933-7373
		Tel:	(801) 933-7366

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Related Documents contain the entire agreement between the Sellers and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Sellers and their Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between a Seller or its Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of a Seller or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between a Seller or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between a Seller or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to such Seller or its Affiliate, as applicable.

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(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Sellers and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Sellers will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Sellers, Parent and the Parent Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the Parent Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(e) shall affect the right of any party to serve legal process in any other manner permitted by Law.

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(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(f). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(f) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(g) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Sellers and their respective estates, heirs, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of any Seller. Each Seller agrees that the obligations of such Seller under this Agreement are personal and will not be assigned by such Seller. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(h) Parent Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the Parent Representative is authorized and shall have the sole right to act on behalf of Parent and the other Covered Parties under this Agreement, including the right to enforce Parent’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that a Seller serves as a director, officer, employee or other authorized agent of a Covered Party, such Seller shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(i) Construction. Each Seller acknowledges that such Seller has been represented by counsel, or had the opportunity to be represented by counsel of its choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, Parent and its Subsidiaries will not be deemed to be Affiliates of any Seller (or any Affiliate of any Seller other than Parent and its Subsidiaries), and visa versa.

(j) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k) Effectiveness. This Agreement shall be binding upon each Seller upon such Seller’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

The Sellers:

INNOHOLD, LLC

By:	/s/ Terry V. Pearce
Name: Terry V. Pearce
Title: Manager

/s/ Terry Pearce
Terry Pearce

/s/ Tony Pearce
Tony Pearce

Acknowledged and accepted as of the date first written above:

Parent:

Global Partner Acquisition Corp.

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Chief Executive Officer

The Company:

PURPLE INNOVATION, LLC

By:	/s/ Samuel D. Bernards
Name:	Samuel D. Bernards
Title:	Chief Executive Officer

The Parent Representative:

GLOBAL PARTNER SPONSOR I LLC, solely in its capacity under the Merger Agreement as the Parent Representative

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Manager

[Signature Page to Non-Competition and Non-Solicitation Agreement]

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